Exhibit 23.8

CONSENT OF LEHMAN BROTHERS

     We hereby consent to the use of our opinion letter dated March 17, 2004 to the Board of Directors of Apogent Technologies Inc. (the “Company”) attached as Annex D to the combined Company Proxy Statement and Prospectus of Fisher Scientific International Inc. (“Fisher Scientific”) on Form S-4 (the “Proxy Statement/Prospectus”) and to the references to our firm in the Proxy Statement/Prospectus in the Letter to Stockholders and under the headings “Summary – The Merger – Opinions of Financial Advisors,” “The Merger – Background of the Merger,” “- Apogent Reasons for the Merger” “-Recommendation of the Apogent Board of Directors,” and “- Opinion of Financial Advisor to Apogent”. In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder and we do not thereby admit that we are experts with respect to any part of the Registration Statement under the meaning of the term “expert” as used in the Securities Act.

LEHMAN BROTHERS INC.

	By:	/s/ LEHMAN BROTHERS INC.

New York, New York
April 12, 2004